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                                                                    EXHIBIT 2.4




                                AMENDMENT NO. 2
                         TO SALE AND PURCHASE AGREEMENT


         This AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT (the "Amendment") is made as of the 29th day of August, 1996, by and among CHASE BRASS INDUSTRIES, INC., a Delaware corporation ("CBI"), LEAVITT TUBE COMPANY, INC. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of CBI, UNR INDUSTRIES, INC., a Delaware corporation ("UNR"), and LEAVITT STRUCTURAL TUBING CO., a Delaware corporation and a wholly-owned subsidiary of UNR ("LST" and collectively with UNR "Seller"), to amend that certain Sale and Purchase Agreement dated as of May 15, 1996, by and among CBI, UNR and LST as amended by Amendment No. 1 to Sale and Purchase Agreement dated July 1, 1996, by and among CBI, Purchaser, UNR and LST (as amended, the "Purchase Agreement"). The Purchase Agreement has been assigned by CBI to, and assumed by, Purchaser pursuant to that certain Assignment and Assumption Agreement dated June 26, 1996 ("Assignment").

         1. DEFINITIONS. Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment and defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement.

         2. SECTION 1.2.6. Section 1.2.6 of the Purchase Agreement hereby is amended to read in its entirety as follows:

         "1.2.6 All of the rights and benefits accruing to Seller under or pursuant to (i) the receivables, contracts, agreements, arrangements, commitments, open purchase orders for capital equipment and blanket purchase orders identified in Schedule 1.2.6 (the "Purchased Contracts"), (ii) Sections 5 and 6 of that certain Change of Control Agreement dated September 15, 1993, between UNR and Roy Herman to the extent such rights relate to the Businesses, including without limitation the rights to specifically enforce such sections of such Change of Control Agreement, together with any and all additional rights of Seller under such Change of Control Agreement to the extent necessary to enable the Purchaser to enforce such rights and (iii) the Termination Agreement dated August 28, 1996, to the extent related to the Businesses, including without limitation rights under Section 7 thereof."

         3. SECTION 2.1.1. Section 2.1.1 of the Purchase Agreement hereby is amended by deleting the reference to $95,000,000 contained therein and replacing such reference with "$92,719,375.00."

         4. SECTION 2.4.11.A. Section 2.4 of the Purchase Agreement hereby is amended by adding immediately following Section 2.4.11 thereof a new
Section 2.4.11.A to read in its entirety as follows:

         "2.4.11.A Any liability of Seller for payments due or benefits to be provided pursuant to the Change of Control Agreement dated September 15, 1993, by and between UNR and Roy Herman or the Termination Agreement dated August 28, 1996, between UNR and Roy Herman."

         5. SECTION 3.1. Section 3.1 of the Purchase Agreement hereby is amended to read in its entirety as follows:
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                 3.1  TIME AND PLACE OF CLOSING.  The closing of the sale of the Purchased Assets and the Shares shall take place at Bell, Boyd & Lloyd, Three First National Plaza Room 3300, Chicago, Illinois at 10:00 o'clock A.M. local time, on August 30, 1996; provided, however, that if any conditions to the obligations of the parties under this Agreement has not been satisfied or waived by said date, then the closing shall take place on a subsequent date, which shall be determined by the mutual agreement of Purchaser and Seller (unless this Agreement is earlier terminated pursuant to Section 11.4 hereof). Throughout this Agreement, such event is referred to as the "Closing," provided that the effective time of the Closing shall be as provided in Section 3.3 hereof and such date and effective time shall be referred to as the "Closing Date."

         6.      SECTION 3.2.5; SECTION 3.4.4; SCHEDULE 3.4.

                 a. Section 3.2.5 of the Purchase Agreement hereby is amended to read in its entirety as follows:

                 3.2.5 Purchaser shall pay to the Seller the Cash Consideration by delivering the Seller by wire transfer the sum of $92,719,375 minus any amount paid pursuant to Section 3.2.6 hereof.

                 b. Section 3.4.4 of the Purchase Agreement hereby is amended by deleting all references to "$62,819,245" in each place where such number is written in Section 3.4.4. and replacing all such references with "$60,319,245"; and

                 c. Schedule 3.4.4 of the Purchase Agreement hereby is amended by changing the heading reference thereto to Schedule 3.4.

         7. SECTION 3.3. Section 3.3 of the Purchase Agreement hereby is amended to read in its entirety as follows:

                 3.3 EFFECTIVE TIME. The transfer of the Purchased Assets and the Shares shall be deemed to occur at 12:01 o'clock A.M. Chicago, Illinois time on the Closing Date, unless the Closing Date is the last Business Day of the month, in which case the transfer of the Purchased Assets and the Shares shall be deemed to occur at 11:59 o'clock P.M. Chicago, Illinois time on the Closing Date (the "Effective Time").
         All of the transactions described in Section 3.2, and otherwise under this Agreement as occurring on the Closing Date, shall be deemed to occur simultaneously, and none shall be deemed completed until all are completed.

         8. SECTION 3.4.1. The second paragraph of Section 3.4.1 of the Purchase Agreement hereby is amended to delete the word "and" before subclause
(f) of clause (5) and to add to the end of such clause (5) a new subclause (g) to read as follows:

         "and (g) unpaid personal and real property taxes on Purchased Assets related to periods prior to the Closing,"
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         9.      SECTION 6.7.1.  Section 6.7.1 of the Purchase Agreement hereby is amended to read in its entirety as follows:

         "6.7.1 Purchaser shall offer at will employment, on terms and conditions substantially equivalent to those currently in effect, including the compensation levels set forth in Schedule 6.7.1 hereto, effective on the Closing Date, to all regular full time and part time employees of the Businesses as of the Closing Date other than Roy Herman (including employees on short term disability when the short term disability period terminates but excluding employees covered by collective bargaining agreements). Those employees accepting employment with the Purchaser are referred to herein as the 'Continued Employees'."

         10. SECTION 6.7.6. Clause (i) of Section 6.7.6 of the Purchase Agreement hereby is amended to read in its entirety as follows:

         "(i)    [INTENTIONALLY DELETED]"

         11. SECTION 9.3. A new Section 9.3 is hereby added to the Purchase Agreement to read as follows:

                 9.3 VACATION OF PUBLIC ALLEY. Seller hereby agrees to use its best efforts to cause that certain public alley between Lots 8 through 12 and Lots 23 through 27, in Block 1, LaSalle Addition, in the City of Hammond, as shown in Plat Book 14, Page 28, in Lake County, Indiana (the "Alley"), which underlies the parcel of Purchased Real Estate located at 4923 Columbia Avenue, Hammond, Indiana ("Hammond Facility"), to be vacated by the City of Hammond, Indiana as soon as practicable after the Closing.

         12. SECTION 13.1. Section 13.1 of the Purchase Agreement hereby is amended as follows:

                 a.       by deleting the word "and" at the end of clause
         (vii);

                 b. by deleting the period at the end of clause (viii) and adding "; and" in place thereof; and

                 c.       by adding a new clause (ix) to read as follows:

                          "(ix) the encroachment of the Hammond Facility on and over the Alley, including without limitation any fines or penalties imposed upon Purchaser as a result of such encroachment and all costs and expenses incurred by Purchaser as a result of any order or directive of any state, city or local governmental agency having jurisdiction over the Alley or the Hammond Facility requiring Purchaser to remove or modify the building and/or improvements located at the Hammond Facility as a result of such encroachment in order to continue to utilize and maintain ownership of the Hammond Facility and the buildings and improvements located thereon on the same terms as currently utilized."





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         13.     INCORPORATION BY REFERENCE.  Sections 11.2, 11.4, 11.6, 11.7,
11.9, 11.10 and 11.11 of the Purchase Agreement are incorporated herein by reference.

         As hereby amended, the Purchase Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                        CHASE BRASS INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                           Martin V. Alonzo,
                                           President and Chief Executive Officer


                                        LEAVITT TUBE COMPANY, INC.


                                        By:
                                           -------------------------------------
                                           Peter H. Santoro,
                                           Vice President


                                        UNR INDUSTRIES, INC.


                                        By:
                                           -------------------------------------
                                           Thomas A. Gildehaus,
                                           President and Chief Executive Officer


                                        LEAVITT STRUCTURAL TUBING CO.


                                        By:
                                           -------------------------------------
                                           Thomas A. Gildehaus,
                                           President and Chief Executive Officer